UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of a Material Definitive Agreement.

On November 26, 2014, in connection with the completion of the Transactions described under Item 2.01 below, Kinder Morgan, Inc. (“KMI”) terminated the Credit Agreement, dated May 6, 2014, by and among KMI, the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties thereto (the “KMI Credit Agreement”) described in, and filed as an exhibit to, the Current Report on Form 8-K filed by KMI on May 9, 2014. The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K reports the completion of the acquisition by KMI of its previously announced acquisitions of Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”) pursuant to three separate merger agreements. The mergers and the other transactions contemplated by the merger agreements are collectively referred to herein as the “Transactions.”

KMP Merger

On November 26, 2014, KMI completed its previously announced acquisition of KMP, pursuant to the terms of the Agreement and Plan of Merger (the “KMP Merger Agreement”) dated as of August 9, 2014, among KMP, Kinder Morgan G.P., Inc. (“KMGP”), KMR, KMI and P Merger Sub LLC (“P Merger Sub”).

The acquisition was accomplished by the merger of P Merger Sub with and into KMP (the “KMP Merger”), and upon consummation of the KMP Merger, P Merger Sub ceased to exist and KMP became a wholly owned subsidiary of KMI.

At the effective time of the KMP Merger, each common unit of KMP issued and outstanding (excluding common units owned by KMGP, KMR or KMI or any of its subsidiaries) was converted into the right to receive, at the election of the holder (the “Merger Consideration”): (i) $10.77 in cash without interest and 2.1931 shares of validly issued, fully paid and nonassessable Class P common stock of KMI (“KMI Common Stock,” and such consideration, the “KMP Mixed Consideration”); (ii) $91.72 in cash without interest (the “KMP Cash Consideration”); or (iii) 2.4849 shares of KMI Common Stock (the “KMP Stock Consideration”). Elections were subject to proration in order to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI Common Stock issued in the KMP Merger was the same that would have been paid and issued if each common unit of KMP had been converted into the right to receive the KMP Mixed Consideration.

The foregoing summary of the KMP Merger and the KMP Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the KMP Merger Agreement, which was filed as Exhibit 2.1 to KMI’s Current Report on Form 8-K filed on August 12, 2014.

KMR Merger

On November 26, 2014, KMI completed its previously announced acquisition of KMR, pursuant to the terms of the Agreement and Plan of Merger (the “KMR Merger Agreement”) dated as of August 9, 2014, among KMR, KMI and R Merger Sub LLC (“R Merger Sub”).

The acquisition was accomplished by the merger of R Merger Sub with and into KMR (the “KMR Merger”), and upon consummation of the KMR Merger, R Merger Sub ceased to exist and KMR became a wholly owned subsidiary of KMI. Immediately thereafter, KMR merged with and into Second R Merger Sub LLC (“Second R Merger Sub”), a wholly owned subsidiary of KMI (the “Second KMR Merger”), with Second R Merger Sub, renamed Kinder Morgan Management, LLC, continuing as the surviving company and a direct wholly owned subsidiary of KMI.  Following the Second KMR Merger, Kinder Morgan Management, LLC merged with and into KMI, with KMI surviving.  As a result of these mergers, KMI is the successor to KMR.

At the effective time of the KMR Merger, each voting share and listed share of KMR issued and outstanding (excluding listed shares owned by KMGP or KMI or any of its subsidiaries) was converted into the right to receive 2.4849 shares of KMI Common Stock (the “KMR Merger Consideration”).

The foregoing summary of the KMR Merger and the KMR Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the KMR Merger Agreement, which was filed as Exhibit 2.2 to KMI’s Current Report on Form 8-K filed on August 12, 2014.

EPB Merger

On November 26, 2014, KMI completed its previously announced acquisition of EPB, pursuant to the terms of the Agreement and Plan of Merger (the “EPB Merger Agreement”) dated as of August 9, 2014, among EPB, El Paso Pipeline GP Company, L.L.C. (“EPGP”), KMI and E Merger Sub LLC (“E Merger Sub”).

The acquisition was accomplished by the merger of E Merger Sub with and into EPB (the “EPB Merger”), and upon consummation of the EPB Merger, E Merger Sub ceased to exist and EPB became a wholly owned subsidiary of KMI.

At the effective time of the EPB Merger, each common unit of EPB issued and outstanding (excluding common units owned by EPGP or KMI or any of its subsidiaries) was converted into the right to receive, at the election of the holder (the “EPB Merger Consideration”): (i) $4.65 in cash without interest and 0.9451 of a share of KMI Common Stock (the “EPB Mixed Consideration”); (ii) $39.53 in cash without interest (the “EPB Cash Consideration”); or (iii) 1.0711 shares of KMI Common Stock (the “EPB Stock Consideration”).  Elections were subject to proration in order to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI Common Stock issued in the EPB Merger is the same that would be paid and issued if each common unit of EPB had been converted into the right to receive the EPB Mixed Consideration.

The foregoing summary of the EPB Merger and the EPB Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the EPB Merger Agreement, which was filed as Exhibit 2.3 to KMI’s Current Report on Form 8-K filed on August 12, 2014.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Transactions described in Item 2.01 above, funds advised by or affiliated with Highstar Capital LP owned less than 5% of the voting power of KMI’s outstanding capital stock entitled to vote on the election of directors. As a result, under the Shareholders Agreement, dated as of February 10, 2011, among KMI and certain holders of KMI common stock, as amended on May 25, 2012 (the “Shareholders Agreement”), the number of director nominees Highstar Capital LP has the right to appoint to KMI’s board of directors has been reduced from two to one. In accordance with the Shareholders Agreement, Mr. John M. Stokes, associated with Highstar Capital LP, has therefore tendered his resignation from KMI’s board, effective immediately after the consummation of the Transactions.

Mr. Stokes did not resign because of a disagreement with KMI on any matter relating to KMI’s operations, policies or practices.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Transactions, KMI’s Bylaws were amended as of the effective time of the Transactions to provide that the number of directors of KMI shall be no more than sixteen and no less than ten, subject to increase or decrease in accordance with KMI’s Shareholders Agreement. The Bylaws previously provided that the number of directors of KMI shall be fifteen, subject to increase or decrease in accordance with KMI’s Shareholders Agreement. The above summary of the revisions to KMI’s Bylaws is qualified in its entirety by reference to the amendment to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events

In connection with the Transactions, KMI and certain holders of its common stock amended the Shareholders Agreement, effective as of effective time of the Transactions, (i) to provide that the number of directors of KMI shall be no more than sixteen and no less than ten and (ii) to remove restrictions related to KMI’s ability to cause the board of KMGP to consist of less than a majority of independent directors.

The above summary of the revisions to the Shareholders Agreement is qualified in its entirety by reference to Amendment No. 2 to the Shareholders Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Amendment No. 1 to Amended and Restated Bylaws of Kinder Morgan, Inc.

4.1                               Amendment No. 2 to Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
Name:	David R. DeVeau
Title:	Vice President

Date: December 3, 2014

EXHIBIT INDEX

3.1                               Amendment No. 1 to Amended and Restated Bylaws of Kinder Morgan, Inc.

4.1                               Amendment No. 2 to Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock.